As filed with the Securities and Exchange Commission on November 1, 2016

Registration No. 333-68650

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPX Corporation

(Exact name of registrant as specified in its charter)

Delaware	3540	38-1016240
(State or other jurisdiction of incorporation	(Primary Standard Industrial	(I.R.S. Employer Identification Number)
or organization)	Classification Code Number)

13320-A Ballantyne Corporate Place

Charlotte, NC 28277

(980) 474-3700

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

John W. Nurkin

Vice President, Corporate Secretary and General Counsel

SPX Corporation

13320-A Ballantyne Corporate Place

Charlotte, North Carolina 28277

(980) 474-3700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Stefanie M. Holland

Assistant General Counsel

SPX Corporation

13320-A Ballantyne Corporate Place

Charlotte, North Carolina 28277

(980) 474-3700

Approximate date of commencement of proposed sale to the public: Not Applicable. This post-effective amendment deregisters all of the securities that were unsold under the registration statement as of the date hereof.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this Transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Takeover offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Issuer Takeover offer)  ☐

This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-68650) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES

SPX Corporation (the “Company”) is filing this Post-Effective Amendment No. 1 to its Registration Statement on Form S-4 to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock issuable by the Company pursuant to its Registration Statement on Form S-4 originally filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2001 (Registration No. 333-207815), as amended by Amendment No. 1 thereto filed with the SEC on September 26, 2001 (as so amended, the “Registration Statement”).

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any shares of its common stock that remain unsold at the termination of the offering, the Company hereby removes from registration all shares of its common stock which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 1st day of November, 2016.

SPX CORPORATION

By:	/s/ SCOTT W. SPROULE
Scott W. Sproule
Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on this the 1st day of November, 2016.

/s/ EUGENE J. LOWE, III	/s/ SCOTT W. SPROULE
Eugene J. Lowe, III	Scott W. Sproule
Director, President and Chief Executive Officer	Vice President, Chief Financial Officer and Treasurer

/s/ PATRICK J. O’LEARY*	/s/ RICKY D. PUCKETT*
Patrick J. O’Leary	Ricky D. Puckett
Director	Director

/s/ DAVID A. ROBERTS*	/s/ RUTH G. SHAW*
David A. Roberts	Ruth G. Shaw
Director	Director

/s/ TANA L. UTLEY*	/s/ CHRISTOPHER J. KEARNEY*
Tana L. Utley	Christopher J. Kearney
Director	Director

/s/ MICHAEL A. REILLY
Michael A. Reilly
Vice President, Corporate Controller and Chief Accounting Officer

* By:	/s/ JOHN W. NURKIN
(John W. Nurkin, Attorney-in-Fact)

INDEX TO EXHIBITS

Exhibit Number	Description

24.1	Power of Attorney of Patrick J. O’Leary

24.2	Power of Attorney of Ricky D. Puckett

24.3	Power of Attorney of David A. Roberts

24.4	Power of Attorney of Ruth G. Shaw

24.5	Power of Attorney of Tana L. Utley

24.6	Power of Attorney of Christopher J. Kearney